Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP REPORTS THIRD QUARTER 2014 RESULTS

•	Q3 net revenues were $4.4 billion, up 0.1%; Organic Net Revenues[1] increased 0.9% driven by pricing actions in response to higher commodity costs

•	EPS of $0.74 included negative $0.03 from market-based impacts to post-employment benefit plans[1] and a $0.01 unfavorable impact due to unrealized gains/losses from hedging activities

NORTHFIELD, Ill. - Oct. 29, 2014 - Kraft Foods Group, Inc. (NASDAQ: KRFT) today announced financial results for the third quarter of 2014 that reflected significant pricing actions to offset higher commodity costs as well as lower volume/mix versus the prior year quarter.

“We remain on track to deliver earnings growth consistent with the expectations we laid out at the start of the year, despite a rapidly changing consumer environment,” said Kraft CEO Tony Vernon. “To date, our implementation of commodity-based pricing has been successful. But in other areas, our execution has been mixed. We will continue to apply our playbook, improve our execution, and proactively adapt to drive profitable growth now and in the future.”

Q3 2014 FINANCIAL SUMMARY
Net revenues in the third quarter increased 0.1 percent to $4.4 billion.

•	Organic Net Revenues increased 0.9 percent as pricing to offset significant rises in commodity costs contributed 2.1 percentage points of growth.

•	A volume/mix decline of 1.2 percentage points reflected the impact of significant price increases in cheese, meats and coffee, as well as category softness in meals and desserts.

Operating income in the third quarter decreased 16.6 percent to $0.7 billion.

•
The reduction in operating income was driven by a $26 million negative impact from market-based impacts to post-employment benefit plans this year compared to a $175 million benefit in the prior year quarter.

•
Excluding this factor, operating income grew at a mid-single digit rate, reflecting lower marketing expenditures, improved manufacturing productivity, the benefits of lower spending on cost savings initiatives,[2] and reduced overhead costs. These gains were partially offset by the impacts of pricing lagging commodity cost increases, lower volume/mix and an unfavorable change in gains/losses on commodity hedging activity.

Earnings per share in the third quarter were $0.74.

•
EPS included a $0.03 negative impact from market-based impacts to post-employment benefit plans and a $0.01 unfavorable impact due to unrealized gains/losses from hedging activities. EPS of $0.83 in the third quarter last year included an $0.18 benefit from market-based impacts to post-employment benefit plans and a $0.01 favorable impact due to unrealized gains/losses from hedging activities.

•	Excluding this factor, EPS was up strongly reflecting the growth from operations as well as a net benefit of approximately $0.05 from a lower tax rate versus the prior year quarter.
Free Cash Flow1 was $554 million year-to-date.

•	A combination of higher inventory levels as well as a reduction in accrued liabilities held back Free Cash Flow versus the first nine months of last year.

Q3 2014 BUSINESS SEGMENT HIGHLIGHTS
Cheese:

•
Net revenues of $937 million increased 1.6 percent reflecting higher price levels partially offset by lower volume/mix. Revenue growth was behind overall cheese category growth as Kraft increased prices ahead of competition to offset an unrelenting dairy cost environment.

•
Operating income declined 15.8 percent as lower spending on cost savings initiatives was more than offset by price realization running behind higher input costs, lower volume/mix as well as executional missteps that impacted manufacturing productivity.

Refrigerated Meals:

•
Net revenues of $908 million increased 3.4 percent reflecting a combination of price increases related to higher input costs and volume/mix gains. Balanced growth was achieved through continued momentum in Lunchables and bacon as well as gains from innovation, including P3 Portable Protein Packs and Oscar Mayer Deli Fresh BOLD cold cuts.

•
Operating income growth of 20.5 percent was driven by favorable pricing net of commodity costs and manufacturing productivity gains that were partially offset by increased advertising support to drive category growth.

Beverages:

•
Net revenues of $628 million increased 0.5 percent reflecting gains from coffee pricing and growth in on-demand coffee that more than offset an unfavorable volume/mix. Lower volume/mix reflected a combination of strong volume growth in Capri Sun ready-to-drink beverages and Kool-Aid powdered beverages offset by lower volumes of roast-and-ground coffee.

•	Operating income more than doubled, driven by lower marketing spending, favorable pricing net of commodity costs and improved manufacturing productivity.
Meals & Desserts:

•	Net revenues of $512 million declined 6.7 percent reflecting a combination of category softness in both meals and desserts, as well as incremental promotional spending to defend market share.

•
Operating income decreased 8.2 percent due to a combination of unfavorable pricing net of commodity costs and the impact of lower volumes. These declines were partially offset by lower spending on marketing initiatives as brand-building activities are being reassessed.

Enhancers & Snack Nuts:

•
Net revenues of $471 million declined 2.5 percent. The decline was driven by lower net pricing and lower sales to Mondelēz that were partially offset by favorable volume/mix. The decline in Organic Net Revenues reflected growth in Planters snack nuts that was more than offset by declines in salad dressings and peanut butter.

•
Operating income growth of 14.0 percent reflected lower advertising and consumer support as well as improved manufacturing productivity. These gains were partially offset by the impact of lower pricing net of commodity costs.

Canada:

•
Net revenues of $454 million declined 4.2 percent due to an unfavorable currency impact. Organic Net Revenue growth of 0.4 percent reflected gains from significant pricing to offset higher input costs in cheese and coffee as well as the successful launch of McCafé coffee. These gains were tempered by lower volume/mix.

•
Operating income increased 1.2 percent including an unfavorable currency impact. Excluding currency, operating income grew at a mid-single digit rate reflecting lower consumer incentives versus the prior year quarter in the Tassimo business and manufacturing productivity gains that were partially offset by lower volume/mix.

Other Businesses:

•
Net revenues of $490 million increased 5.8 percent. Organic Net Revenue growth was 8.2 percent reflecting a combination of significant price increases to offset higher input costs and solid volume growth.

•
Operating income declined 1.6 percent as volume/mix gains and lower spending on cost savings initiatives were more than offset by investments in marketing and unfavorable pricing net of commodity costs.

CONFERENCE CALL
Kraft will host a conference call to discuss its third quarter 2014 results today at 4 p.m. Central time.

The call will be hosted by:

•	Tony Vernon, CEO

•	Teri List-Stoll, EVP and CFO

•	Chris Jakubik, VP, Investor Relations

Live Event Dial-in Details:
United States Dial-In: 1-888-350-0137
International Dial-In: 1-970-315-0478
Access code: 24944280

To ensure timely access, participants should dial in approximately 10 minutes before the call starts. A listen-only webcast with accompanying presentation will be available in the Investor Center section of Kraft’s Web site at ir.kraftfoodsgroup.com, under "Events & Presentations."

A replay of the conference call will be available until November 9, 2014, by calling 855-859-2056 from the United States and Canada or 404-537-3406 from other locations. The access code for the replay is 24944280. An archive of the webcast will be available for one year following the conference call on Kraft’s Web site.

ABOUT KRAFT FOODS GROUP
Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company’s iconic brands include Kraft, Oscar Mayer, Velveeta, Planters, Philadelphia, Maxwell House, Lunchables, Capri Sun, Kool-Aid and JELL-O. Kraft’s 22,500 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS
This press release contains a number of forward-looking statements. Words such as “continue,” "change," “deliver,” "drive," “execute,” "expect," “improve,” "reassess," "remain," “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s growth, progress, execution, consumers and marketing. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors that affect Kraft’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; Kraft’s ability to maintain, extend and expand its reputation and brand image; Kraft’s ability to differentiate its products from other brands; increasing consolidation of retail customers; changes in relationships with significant customers and suppliers; Kraft’s ability to predict, identify and interpret changes in consumer preferences and demand; Kraft’s ability to drive revenue growth in its key product categories, increase its market share, or add products; volatility in commodity, energy and other input costs; changes in Kraft’s management team or other key personnel; Kraft’s geographic focus in North America; changes in regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; Kraft’s ability to complete or realize the benefits from potential acquisitions, alliances, divestitures or joint ventures; Kraft’s indebtedness and ability to pay such indebtedness; disruptions in information technology networks and systems; Kraft’s inability to protect intellectual property rights; weak economic conditions; tax law changes; the tax treatment of Kraft’s spin-off from Mondelēz International, Inc.; volatility of market-based impacts to post-employment benefit plans; pricing actions; and other factors. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP AND OTHER FINANCIAL MEASURES
To supplement Kraft’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Kraft presents Organic Net Revenues and Free Cash Flow, both of which are considered non-GAAP financial measures. The presentations of Organic Net Revenues and Free Cash Flow are intended to supplement investors' understanding of Kraft’s operating results and liquidity. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Kraft’s results prepared in accordance with GAAP. In addition, the non-GAAP measures Kraft uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures Kraft uses in the same way.

Kraft currently defines Organic Net Revenues as net revenues excluding the impact of transactions with Mondelēz International, acquisitions, divestitures (including the termination of a full line of business due to the loss of a licensing or distribution arrangement, and the complete exit of business out of a foreign country), currency and the 53rd week of shipments when it occurs. Management believes that presenting Organic Net Revenues is useful to investors because it (i) provides investors meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view Kraft’s performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate Kraft’s historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating Kraft.

Kraft defines Free Cash Flow as cash flow from operations less capital expenditures. Management believes that Free Cash Flow is useful to investors because it reflects Kraft’s cash available for uses including investments in growth and product development and Kraft’s ability to generate cash while maintaining its fixed assets.

See the attached schedules for supplemental financial data and corresponding reconciliations of Organic Net Revenues to net revenues for the three and nine months ended Sept. 27, 2014 and Sept. 28, 2013 and Free Cash Flow to operating cash flow for the nine months ended Sept. 27, 2014 and Sept. 28, 2013.

As previously announced, beginning in 2013, Kraft adopted a mark-to-market accounting policy for Kraft’s post-employment benefit obligations. Kraft discloses market-based impacts in order to provide better transparency to investors in evaluating Kraft. Management currently defines market-based impacts to post-employment benefit plans as the costs or benefits resulting from the change in discount rates, the difference between Kraft’s estimated and actual return on trust assets, and other assumption changes driven by changes in the law or other external factors.

_________________________

[1]	Please see the discussion of non-GAAP and other financial measures above and the reconciliation to GAAP at the end of this press release.

[2]
Cost savings initiatives are related to reorganization activities including severance, asset disposals, and other activities that do not qualify for special accounting treatment as exit or disposal activities. Included within cost savings initiatives are activities related to the previously disclosed multi-year restructuring program.

# # #

Schedule 1
Kraft Foods Group, Inc.
Condensed Consolidated Statements of Earnings
For the Three Months Ended
(in millions of dollars, except per share data) (Unaudited)

	September 27, 2014	September 28, 2013	% Change Fav / (Unfav)

Net revenues	$4,400	$4,394	0.1%
Cost of sales[1,2]	3,108	2,908	(6.9)%
Gross profit	1,292	1,486	(13.1)%
Selling, general and administrative expenses[1,2]	566	601	5.8%
Asset impairment and exit costs[1]	—	15	100.0%
Operating income	726	870	(16.6)%
Interest and other expense, net	119	124	4.0%
Earnings before income taxes	607	746	(18.6)%
Provision for income taxes	161	246	34.6%
Effective tax rate	26.5%	33.0%
Net earnings	$446	$500	(10.8)%
Per share data:
Basic earnings per share	$0.75	$0.84	(10.7)%
Diluted earnings per share	$0.74	$0.83	(10.8)%
Weighted average shares of common stock outstanding:
Basic	593	595	0.3%
Diluted	598	600	0.3%

1
In the third quarter of 2014, Kraft recorded expenses of $22 million in cost savings initiatives. This was comprised of $15 million of expense within cost of sales and $7 million of expense within selling, general and administrative expenses. In the third quarter of 2013, Kraft recorded expenses of $50 million in cost savings initiatives. This was comprised of $16 million of expense within cost of sales; $19 million of expense within selling, general and administrative expenses; and $15 million of expense within asset impairment and exit costs.

2
In the third quarter of 2014, Kraft recorded $26 million of pre-tax expense within cost of sales ($17 million) and selling, general and administrative expenses ($9 million) related to market-based impacts to certain post-employment benefit plans. This expense amounted to $17 million after-tax, and had a $0.03 unfavorable impact on 2014 EPS. In the third quarter of 2013, Kraft recorded $175 million of pre-tax income within cost of sales ($101 million) and selling, general and administrative expenses ($74 million) related to market-based impacts to certain post-employment benefit plans. This income amounted to $110 million after-tax, and had a $0.18 favorable impact on EPS.

Schedule 2
Kraft Foods Group, Inc.
Reconciliation of GAAP to Non-GAAP Information
Net Revenues
For the Three Months Ended
(in millions of dollars) (Unaudited)

					% Change		Organic Growth Drivers
	Reported (GAAP)	Impact of Currency	Sales to Mondelēz International	Organic (Non-GAAP)	Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix	Price
September 27, 2014

Cheese	$937	$—	$(8)	$929	1.6%	1.6%	(3.1)pp	4.7pp
Refrigerated Meals	908	—	—	908	3.4%	3.4%	0.5pp	2.9pp
Beverages	628	—	—	628	0.5%	0.5%	(1.1)pp	1.6pp
Meals & Desserts	512	—	—	512	(6.7)%	(6.7)%	(3.8)pp	(2.9)pp
Enhancers & Snack Nuts	471	—	—	471	(2.5)%	(2.1)%	0.4pp	(2.5)pp
Canada	454	22	(4)	472	(4.2)%	0.4%	(3.8)pp	4.2pp
Other Businesses	490	3	(20)	473	5.8%	8.2%	3.2pp	5.0pp
Kraft Foods Group, Inc.	$4,400	$25	$(32)	$4,393	0.1%	0.9%	(1.2)pp	2.1pp

September 28, 2013

Cheese	$922	$—	$(8)	$914
Refrigerated Meals	878	—	—	878
Beverages	625	—	—	625
Meals & Desserts	549	—	—	549
Enhancers & Snack Nuts	483	—	(2)	481
Canada	474	—	(4)	470
Other Businesses	463	—	(26)	437
Kraft Foods Group, Inc.	$4,394	$—	$(40)	$4,354

Schedule 3
Kraft Foods Group, Inc.
Operating Income
For the Three Months Ended
(in millions of dollars) (Unaudited)

	Reported (GAAP)
	September 27, 2014	September 28, 2013	% Change Fav / (Unfav)
Operating Income:
Cheese	$144	$171	(15.8)%
Refrigerated Meals	94	78	20.5%
Beverages	112	50	100.0 +%
Meals & Desserts	134	146	(8.2)%
Enhancers & Snack Nuts	147	129	14.0%
Canada	86	85	1.2%
Other Businesses	61	62	(1.6)%
Market-based impacts to post-employment benefit plans	(26)	175
Certain other post-employment benefit plan income / (expense)	4	(4)
Unrealized (losses) / gains on hedging activities	(10)	9
General corporate expenses	(20)	(31)
Kraft Foods Group, Inc.	$726	$870	(16.6)%

Note: In the third quarter of 2014, Kraft recorded expenses of $22 million related to cost savings initiatives within segment operating income and general corporate expenses as follows: Cheese ($4 million); Refrigerated Meals ($7 million); Beverages ($2 million); Meals & Desserts ($5 million); Enhancers & Snack Nuts ($2 million); Other Businesses ($1 million); and General corporate expenses ($1 million). In the third quarter of 2013, Kraft recorded expenses of $50 million related to cost savings initiatives within segment operating income and general corporate expenses as follows: Cheese ($16 million); Refrigerated Meals ($6 million); Beverages ($7 million); Meals & Desserts ($5 million); Enhancers & Snack Nuts ($5 million); Canada ($3 million); Other Businesses ($3 million) and General corporate expenses ($5 million).

Schedule 4
Kraft Foods Group, Inc.
Condensed Consolidated Statements of Earnings
For the Nine Months Ended
(in millions of dollars, except per share data) (Unaudited)

	September 27, 2014	September 28, 2013	% Change Fav / (Unfav)

Net revenues	$13,509	$13,623	(0.8)%
Cost of sales[1,2]	9,136	8,732	(4.6)%
Gross profit	4,373	4,891	(10.6)%
Selling, general and administrative expenses[1,2]	1,871	1,715	(9.1)%
Asset impairment and exit costs[1]	(2)	99	100.0 +%
Operating income	2,504	3,077	(18.6)%
Interest and other expense, net	368	377	2.4%
Earnings before income taxes	2,136	2,700	(20.9)%
Provision for income taxes	695	916	24.1%
Effective tax rate	32.5%	33.9%
Net earnings	$1,441	$1,784	(19.2)%
Per share data:
Basic earnings per share	$2.41	$2.99	(19.4)%
Diluted earnings per share	$2.39	$2.97	(19.5)%
Weighted average shares of common stock outstanding:
Basic	594	594	—%
Diluted	600	599	(0.2)%

1
In the first nine months of 2014, Kraft recorded net expenses of $57 million in cost savings initiatives. This was comprised of $40 million of expense within cost of sales; $19 million of expense within selling, general and administrative expenses; and $2 million of income within asset impairment and exit costs. In the first nine months of 2013, Kraft recorded expenses of $251 million in cost savings initiatives. This was comprised of $66 million of expense within cost of sales; $86 million of expense within selling, general and administrative expenses; and $99 million of expense within asset impairment and exit costs.

2
In the first nine months of 2014, Kraft recorded $23 million of pre-tax income related to market-based impacts to certain post-employment benefit plans. This was comprised of $32 million of income within cost of sales and $9 million of expense within selling, general and administrative expenses. This income amounted to $7 million of after-tax expense, due to the inclusion of a discrete tax item, and had a $0.01 unfavorable impact on 2014 EPS. In the first nine months of 2013, Kraft recorded $779 million of pre-tax income within cost of sales ($451 million) and selling, general and administrative expenses ($328 million) related to market-based impacts to certain post-employment benefit plans. This income amounted to $479 million after-tax, and had a $0.80 favorable impact on EPS.

Schedule 5
Kraft Foods Group, Inc.
Reconciliation of GAAP to Non-GAAP Information
Net Revenues
For the Nine Months Ended
(in millions of dollars) (Unaudited)

					% Change		Organic Growth Drivers
	Reported (GAAP)	Impact of Currency	Sales to Mondelēz International	Organic (Non-GAAP)	Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix	Price
September 27, 2014

Cheese	$2,896	$—	$(33)	$2,863	1.8%	2.1%	(3.4)pp	5.5pp
Refrigerated Meals	2,640	—	—	2,640	2.0%	2.0%	0.6pp	1.4pp
Beverages	2,050	—	—	2,050	(1.6)%	(1.6)%	1.6pp	(3.2)pp
Meals & Desserts	1,528	—	—	1,528	(6.5)%	(6.5)%	(5.1)pp	(1.4)pp
Enhancers & Snack Nuts	1,574	—	—	1,574	(2.1)%	(1.6)%	0.7pp	(2.3)pp
Canada	1,404	96	(12)	1,488	(6.1)%	0.3%	(0.7)pp	1.0pp
Other Businesses	1,417	12	(60)	1,369	3.6%	4.0%	(0.3)pp	4.3pp
Kraft Foods Group, Inc.	$13,509	$108	$(105)	$13,512	(0.8)%	—%	(1.0)pp	1.0pp

September 28, 2013

Cheese	$2,846	$—	$(41)	$2,805
Refrigerated Meals	2,588	—	—	2,588
Beverages	2,084	—	—	2,084
Meals & Desserts	1,634	—	—	1,634
Enhancers & Snack Nuts	1,607	—	(7)	1,600
Canada	1,496	—	(12)	1,484
Other Businesses	1,368	—	(52)	1,316
Kraft Foods Group, Inc.	$13,623	$—	$(112)	$13,511

Schedule 6
Kraft Foods Group, Inc.
Operating Income
For the Nine Months Ended
(in millions of dollars) (Unaudited)

	Reported (GAAP)
	September 27, 2014	September 28, 2013	% Change Fav / (Unfav)
Operating Income:
Cheese	$471	$493	(4.5)%
Refrigerated Meals	307	279	10.0%
Beverages	356	301	18.3%
Meals & Desserts	442	477	(7.3)%
Enhancers & Snack Nuts	464	430	7.9%
Canada	257	274	(6.2)%
Other Businesses	189	165	14.5%
Market-based impacts to post-employment benefit plans	23	779
Certain other post-employment benefit plan income / (expense)	47	(40)
Unrealized gains on hedging activities	13	6
General corporate expenses	(65)	(87)
Kraft Foods Group, Inc.	$2,504	$3,077	(18.6)%

Note: In the first nine months of 2014, Kraft recorded expenses of $57 million related to cost savings initiatives within segment operating income and general corporate expenses as follows: Cheese ($11 million); Refrigerated Meals ($13 million); Beverages ($4 million); Meals & Desserts ($7 million); Enhancers & Snack Nuts ($16 million); Canada ($1 million); Other Businesses ($2 million); and General corporate expenses ($3 million). In the first nine months of 2013, Kraft recorded expenses of $251 million related to cost savings initiatives within segment operating income and general corporate expenses as follows: Cheese ($79 million); Refrigerated Meals ($32 million); Beverages ($39 million); Meals & Desserts ($25 million); Enhancers & Snack Nuts ($22 million); Canada ($9 million); Other Businesses ($17 million); and General corporate expenses ($28 million).

Schedule 7
Kraft Foods Group, Inc.
Condensed Consolidated Balance Sheets
(in millions of dollars) (Unaudited)

	September 27, 2014	December 28, 2013
ASSETS
Cash and cash equivalents	$935	$1,686
Receivables (net of allowances of $22 in 2014 and $26 in 2013)	1,086	1,048
Inventories	2,044	1,616
Deferred income taxes	348	360
Other current assets	209	198
Total current assets	4,622	4,908
Property, plant and equipment, net	4,169	4,115
Goodwill	11,454	11,505
Intangible assets, net	2,234	2,229
Other assets	324	391
TOTAL ASSETS	$22,803	$23,148

LIABILITIES
Current portion of long-term debt	$1,404	$4
Accounts payable	1,561	1,548
Accrued marketing	385	685
Accrued employment costs	135	184
Dividends payable	—	313
Accrued postretirement health care costs	196	197
Other current liabilities	610	479
Total current liabilities	4,291	3,410
Long-term debt	8,615	9,976
Deferred income taxes	656	662
Accrued pension costs	317	405
Accrued postretirement health care costs	3,024	3,080
Other liabilities	315	428
TOTAL LIABILITIES	17,218	17,961
EQUITY
Common stock, no par value (5,000,000,000 shares authorized; 600,447,756 shares issued at September 27, 2014 and 596,843,449 at December 28, 2013)	—	—
Additional paid-in capital	4,628	4,434
Retained earnings	2,094	1,281
Accumulated other comprehensive losses	(561)	(499)
Treasury stock, at cost	(576)	(29)
TOTAL EQUITY	5,585	5,187
TOTAL LIABILITIES AND EQUITY	$22,803	$23,148

Schedule 8
Kraft Foods Group, Inc.
Reconciliation of GAAP to Non-GAAP Information
Free Cash Flows
For the Nine Months Ended
(in millions of dollars) (Unaudited)

	September 27, 2014	September 28, 2013
Net earnings	$1,441	$1,784
Depreciation and amortization	283	296
Receivables, net	(17)	(1)
Inventories	(380)	38
Accounts payable	9	(49)
Other	(456)	(949)
Operating cash flow	880	1,119
Capital expenditures	(326)	(374)
Free cash flow	$554	$745